Exhibit 10.21

FOURTH AMENDMENT

TO

PURCHASE AND SALE CONTRACT

            This Fourth Amendment to Purchase and Sale Contract (“Amendment”) is made and entered into as of September 22, 2008, by and between ORP THREE L.L.C., a Maryland limited liability company (“Seller”), and NIGHTHAWK PROPERTIES, LLC, a Minnesota limited liability company, and OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP, a Minnesota limited liability limited partnership (collectively, “Purchaser”).

BACKGROUND

            Seller and Purchaser entered into a Purchase and Sale Contract dated August 12, 2008, as amended by a First Amendment to Purchase and Sale Contract dated August 15, 2008, a Second Amendment to Contract dated August 20, 2008 and a Third Amendment to Purchase and Sale Contract dated August 22, 2008 (collectively, the “Purchase Contract”).  Under the Purchase Contract, Seller agrees to sell to Purchaser certain real estate legally described in the Purchase Contract, located in the City of Burnsville, Dakota County, Minnesota, known as the Raven Hill Apartments (the “Property”).  Capitalized terms not defined herein, shall have the same meaning given such terms in the Purchase Contract.

            Purchaser and Seller wish to modify and amend the Purchase Contract to provide a credit to Purchaser in exchange for a release of Seller by Purchaser of liability for existing roof conditions at the Property.

AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.                  Payment for existing roof condition.  At Closing, Seller shall pay Purchaser the amount of $150,000 due to the existing roof condition at the Property.  Purchaser agrees that (a) such payment of $150,000 shall constitute full payment, satisfaction, discharge and release of and from all matters relating to the roof and the condition thereof, (b) Seller shall have no obligation to make any repairs to the roof and (c) the Property (including the roof) is being purchased “as-is,” “where-is” and “with all faults,” to the extent provided in Section 6.2 of the Purchase Contract.

2.                  Payment for UST RemovalThe credit of $150,000 for the removal of the underground storage tanks at the Property (as described in the Third Amendment to Purchase and Sale Contract dated August 22, 2008) shall be a payment by Seller to Purchaser instead of a credit against the Purchase Price (in addition to the $150,000 payment to Purchaser for the existing roof condition as described in paragraph 1 above), for a total payment made to Purchaser at closing of $300,000, subject to other payments, credits and debits otherwise provided by the Purchase and Sale Contract dated August 12, 2008.

3.                  Closing Date.  Purchaser hereby extends the Closing Date to September 30, 2008 pursuant to its extension right as detailed in Section 5.1.2 of the Purchase and Sale Contract dated August 12, 2008.  Purchaser acknowledges that it has no further rights of extension under the Purchase Contract.

4.                  Ratification.  Except as modified by this Amendment, the Purchase Contract is hereby ratified and confirmed in all respects.

5.                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which together with constitute one instrument. This Amendment shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.  This Amendment may be executed by facsimile or pdf signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

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IN WITNESS WHEREOF, to evidence their agreement to the foregoing, the parties have duly executed this Amendment effective as of the date first indicated above.

                                                SELLER:

ORP THREE L.L.C.,

a Maryland limited liability company

By:       ORP CORPORATION III,

            a Maryland corporation

Its:       Managing Member

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Its: Vice President

PURCHASER:

NIGHTHAWK PROPERTIES, LLC,

a Minnesota limited liability company

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President

OSPREY PROPERTIES LIMITED

PARTNERSHIP, LLLP,

a Minnesota limited liability limited partnership

By:       Riley Family Corporation,

            its General Partner

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President